EXHIBIT 10.46
FIRST AMENDMENT TO
AMENDED AND RESTATED
COLLABORATION AGREEMENT

This First Amendment to the Amended and Restated Collaboration Agreement (this “Amendment”) is entered into as of March 13, 2022 (the “Amendment Effective Date”), by and between Eisai Co., Ltd., a Japanese corporation, with a place of business at 4-6-10, Koishikawa, Bunkyo-ku Tokyo 112-8088, Japan (“Eisai”) and Biogen MA Inc., a Massachusetts corporation, with a place of business at 225 Binney Street, Cambridge, MA 02142 (“Biogen”). Eisai and Biogen may each be referred to herein as a “Party”, and together as the “Parties”.

    WHEREAS, Eisai and Biogen are parties to that certain Amended and Restated Collaboration Agreement dated as of October 22, 2017 (the “BAN2401 Collaboration Agreement”) pursuant to which they are collaborating on the Development of certain Eisai Collaboration Products, including the BAN2401 Eisai Collaboration Product;

    WHEREAS, Eisai and Biogen have entered into that certain Termination and License Agreement, dated as of March 13, 2022 (the “Termination and License Agreement”), pursuant to which, among other things, Eisai and Biogen terminated various agreements relating to the development, manufacture and commercialization of products containing BIIB037, including Aducanumab;

    WHEREAS, concurrently with the execution and delivery of the Termination and License Agreement, the Parties wish to amend and modify the BAN2401 Collaboration Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION
Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the BAN2401 Collaboration Agreement.
Construction. Unless the context of this Amendment otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or, singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Amendment; (d) the terms "Article", "Section", "clause", and "Exhibit" refer to the specified Article, Section, clause, or Exhibit of this Amendment; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (f) the terms "including" and "includes" mean "including without limitation" and "includes without limitation," respectively. Whenever this Amendment refers to a number of days, such number shall refer to calendar days unless business days are specified. The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

AMENDMENTS
Amendments to BAN2401 Collaboration Agreement
. Pursuant to Section 16.1 of the BAN2401 Collaboration Agreement, the Parties hereto agree that:
The definition of “Competing Product” in Section 1.75 shall be hereby deleted and replaced in its entirety with the following:
“Competing Product” means an antibody pharmaceutical product (including any Combination Product or Co-Administered product) that includes an antibody the primary mechanism of action of which is the binding to and reduction of soluble and insoluble forms of amyloid beta; provided that (i) with respect to Eisai, any antibody pharmaceutical product (including any Combination Product or Co-Administered product) containing Molecule BAN2401 shall not be a Competing Product and (ii) with respect to Biogen, any antibody pharmaceutical product (including any Combination Product or Co-Administered product) containing Molecule BIIB037 or Molecule BAN2401 shall not be a Competing Product.”
The definition of “COC Competing Product” in Section 1.44 shall be hereby deleted and replaced in its entirety with the following:
“COC Competing Product” means either of (a) Competing Product, as defined in Section 1.75, or (b) any product which has received Regulatory Approval in one or more countries of the Territory for the treatment, prevention, or amelioration of cognitive decline in Alzheimer’s disease with a primary mode of action which targets soluble and insoluble forms of amyloid beta.”
Section 3.6(b) shall be hereby deleted in its entirety.
Section 10.4(a)(ii) shall be hereby deleted in its entirety.
Section 14.1 shall be hereby amended to add the following subsection 14.1(e):
“Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that nothing in this Agreement is intended to restrict either Party’s right to Develop, promote, distribute, market, sell or Commercialize any pharmaceutical product that is not a Competing Product.”

MISCELLANEOUS
Miscellaneous. Other than as expressly identified and modified by this Amendment, all terms, provisions and other conditions of the BAN2401 Collaboration Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if there were original signatures.

Incorporation. This Amendment shall be subject to the provisions set forth in Section 15.1, Section 16.1, Section 16.5 and Section 16.9 of the BAN2401 Collaboration Agreement (the provisions of which are hereby incorporated, mutatis mutandis).
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the first date set forth above.

Biogen MA:                                Eisai:
BIOGEN MA INC.                            EISAI CO., LTD.

By:
    /s/ Robin Kramer                    /s/ Haruo Naito
    Name: Robin Kramer                    Name: Haruo Naito
    Title Chief Accounting Officer                Title: CEO